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                                                                       FORM 10-Q

                                                                      EXHIBIT 11

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

   Net income per share is computed based on the weighted average number of shares outstanding, including the dilutive effect of stock options, as follows:

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
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                                                         Three Months Ended           Six  Months Ended
                                                              June 30,                    June 30,
(in thousands, except per share amounts)                  1995          1994           1995         1994
-----------------------------------------------------------------------------------------------------------------------------------
NET INCOME:                                             $  7,469      $  7,226    $  14,853    $  13,435
                                                         =======       =======      =======      =======
PRIMARY EARNINGS PER SHARE:
  Actual average shares outstanding                      14,171        14,094       14,152       14,088
  Net effect of the assumed exercise of stock
     options -- based on the treasury stock method
     using average market price for the period               358           356          353          378
                                                         -------       -------      -------      -------
   Pro forma average shares outstanding                   14,529        14,450       14,505       14,466
                                                         =======       =======      =======      =======
   Net Income Per Share                                    $0.51         $0.50        $1.02        $0.93
                                                         =======       =======      =======      =======
FULLY DILUTED EARNINGS PER SHARE:
  Actual average shares outstanding                      14,171        14,094       14,152       14,088
  Net effect of the assumed exercise of stock
     options -- based on the treasury stock method
     using higher of average or closing market price         408           361          409          383
                                                         -------       -------      -------      -------
   Pro forma average shares outstanding                   14,579        14,461       14,561       14,471
                                                         =======       =======      =======      =======
   Net Income Per Share                                  $  0.51       $  0.50      $  1.02      $  0.93
                                                         =======       =======      =======      =======
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